SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2003

Chart Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Landerbrook Drive, Suite 205, Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former Name or Former Address, if Changed Since Last Report)

Item 3.	Bankruptcy or Receivership

(b) Confirmation of the Plan of Reorganization.

On July 8, 2003, Chart Industries, Inc. (“Old Chart”) and certain of its U.S. subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On September 15, 2003 (the “Consummation Date”), Chart Industries (as reorganized, “Reorganized Chart”) and those subsidiaries emerged from Chapter 11 proceedings pursuant to the Amended Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries, dated September 3, 2003 (the “Plan”), which the Bankruptcy Court confirmed by an order entered on September 4, 2003. The Plan is attached hereto as Exhibit 2.1 and incorporated herein by reference, and the Bankruptcy Court’s order confirming the Plan is attached hereto as Exhibit 2.2 and incorporated herein by reference.

On the Consummation Date, Old Chart’s senior debt of approximately $256 million was converted into a $120 million secured term loan and an initial 95% equity ownership position in Reorganized Chart, and Old Chart’s $40 million secured debtor-in-possession financing facility was converted into an amended and restated $40 million secured revolving credit facility. On the Consummation Date, all of Old Chart’s common stock and warrants, options and other rights to acquire Old Chart common stock were cancelled, and Old Chart’s stockholders received 5% of the initial equity of Reorganized Chart and the opportunity to acquire up to an additional 5% of equity through the exercise of new warrants. Additionally, under the terms of the Plan, all general unsecured creditors will be paid in full on their prepetition claims or otherwise have their prepetition claims reinstated.

As of the Consummation Date, 5,325,331 shares of Reorganized Chart’s common stock, par value $.01 per share (the “New Common Stock”), are deemed to be issued and outstanding in aggregate. Of this number, 5,059,064 shares initially were issued to Old Chart’s senior lenders and 266,267 shares initially were issued to Old Chart’s stockholders under the Plan. In addition, as of the Consummation Date, warrants to acquire 280,281 shares (subject to anti-dilution adjustments) of New Common Stock (the “New Warrants”) were deemed to be issued to Old Chart’s stockholders under the Plan and an equal number of shares of New Common Stock are reserved for issuance upon exercise of the New Warrants. These distributions represent all the New Common Stock required to be distributed under the Plan. The Board of Directors of Reorganized Chart may authorize the issuance of additional shares of Reorganized Chart’s stock as permitted by Delaware law, subject to applicable contractual restrictions on its ability to do so.

The New Warrants are governed by a Warrant Agreement attached hereto as Exhibit 4.1 and entitle holders to purchase, upon the terms and conditions of the Warrant Agreement, New Common Stock at an initial exercise price of $32.97 per share (subject to anti-dilution adjustments). This exercise price was calculated under a formula provided in the Plan and should not be considered indicative of potential market prices for the New Common Stock. The New Warrants expire on the earlier of (x) September 15, 2010 or (y) the occurrence of certain change-in-control transactions or, should Reorganized Chart cease to be a public company, a new initial public offering in certain cases. The New Warrants include a cashless exercise feature and customary anti-dilution protections for stock splits, combinations and similar transactions.

As of the Consummation Date, Reorganized Chart and certain significant holders of New Common Stock (the “Stockholder Parties”) entered into the Investor Rights Agreement attached hereto as Exhibit 10.5 pursuant to the Plan. The Investor Rights Agreement provides the Stockholder Parties the right to designate most of the members of Reorganized Chart’s Board of Directors, prohibits Reorganized Chart from engaging in a variety of actions without the consent of certain controlling Stockholder Parties, and includes provisions obligating the Stockholder Parties to support a sale of Reorganized Chart to a third party if the sale is approved by such controlling Stockholder Parties. The Investor Rights Agreement also provides the Stockholder Parties registration rights at Reorganized Chart’s expense, grants the Stockholder Parties limited preemptive rights and provides for certain tag-along rights with respect to, and certain restrictions on the transfer of, New Common Stock held by the Stockholder Parties.

Pursuant to the Plan, Reorganized Chart adopted an Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws as of the Consummation Date. It also entered into an Amended and Restated Revolving Credit Agreement, a Term Loan Agreement, an Amended and Restated Security Agreement and a Collateral Agency and Intercreditor Agreement on that date in accordance with the Plan. Copies of each of the documents and agreements summarized above are filed as exhibits to this Current Report on Form 8-K, and each of the foregoing summaries is qualified in its entirety by reference to such exhibits. Related exhibits and court filings can be obtained at www.bmccorp.net/chart.

Information as to the assets and liabilities of Old Chart is included in the unaudited condensed consolidated balance sheet of Old Chart as of July 31, 2003, which is attached hereto as Exhibit 99.1 and has been derived from the Monthly Operating Report submitted to the Office of the United States Trustee for the reporting period ended July 31, 2003.

In accordance with AICPA Statement of Position (“SOP”) 90-7 “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” Reorganized Chart is adopting “fresh-start” accounting. SOP 90-7 requires Reorganized Chart to revalue its assets and liabilities to current estimated fair value, reestablish shareholders’ equity at the reorganization value determined in connection with the Plan, and record any portion of the reorganization value which cannot be attributed to specific tangible or identified intangible assets. The adoption of “fresh-start” accounting will have a material effect on

Reorganized Chart’s financial statements. As a result, Reorganized Chart’s financial statements published for periods ending after emergence from bankruptcy will not be comparable with those of Old Chart.

Item 5.	Other Events.

  Pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Reorganized Chart’s common stock, par value $0.01 per share, is deemed registered under Section 12(g) of the Exchange Act.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

2.1	Amended Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries, dated September 3, 2003

2.2	Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. § 1129(a) and (b) and Fed. R. Bankr. P. 3020 (I) Confirming Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries, (II) Approving Disclosure Statement and (III) Approving Solicitation Procedures, entered September 4, 2003

3.1	Amended and Restated Certificate of Incorporation of Chart Industries, Inc., as filed with the Secretary of State of the State of Delaware on September 15, 2003

3.2	Amended and Restated By-Laws of Chart Industries, Inc., effective September 15, 2003

4.1	Warrant Agreement between Chart Industries, Inc. and National City Bank, as Warrant Agent, dated September 15, 2003

10.1	Term Loan Agreement among Chart Industries, Inc., the Subsidiary Guarantors Party hereto, the Lenders Party hereto and JPMorgan, as Administrative Agent, dated September 15, 2003

10.2	Amended and Restated Revolving Credit Agreement among Chart Industries, Inc., the Subsidiary Guarantors Party hereto, the Lenders Party hereto and JPMorgan, as Administrative Agent, dated September 15, 2003

10.3	Amended and Restated Security Agreement among Chart Industries, Inc., the Subsidiary Guarantors party hereto and JPMorgan, as Collateral Agent, dated September 15, 2003

10.4	Collateral Agency and Intercreditor Agreement among: Chart Industries, Inc; JPMorgan Chase Bank, as Revolving Credit Agent under the Revolving Credit Agreement; JPMorgan Chase Bank, as Term Loan Agent under the Term Loan Agreement; and JPMorgan Chase Bank, in its capacity as Collateral Agent, dated September 15, 2003

10.5	Investor Rights Agreement by and among the Chart Industries, Inc. and the Stockholder parties thereto, dated September 15, 2003

99.1	Chart Industries Unaudited Condensed Consolidated Balance Sheet as of July 31, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

Date:	September 19, 2003	By:	/s/ Michael F. Biehl
Michael F. Biehl Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit

2.1	Amended Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries, dated September 3, 2003

2.2	Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. § 1129(a) and (b) and Fed. R. Bankr. P. 3020 (I) Confirming Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries, (II) Approving Disclosure Statement and (III) Approving Solicitation Procedures, entered September 4, 2003

3.1	Amended and Restated Certificate of Incorporation of Chart Industries, Inc., as filed with the Secretary of State of the State of Delaware on September 15, 2003

3.2	Amended and Restated By-Laws of Chart Industries, Inc., effective September 15, 2003

4.1	Warrant Agreement between Chart Industries, Inc. and National City Bank, as Warrant Agent, dated September 15, 2003

10.1	Term Loan Agreement among Chart Industries, Inc., the Subsidiary Guarantors Party hereto, the Lenders Party hereto and JPMorgan, as Administrative Agent, dated September 15, 2003

10.2	Amended and Restated Revolving Credit Agreement among Chart Industries, Inc., the Subsidiary Guarantors Party hereto, the Lenders Party hereto and JPMorgan, as Administrative Agent, dated September 15, 2003

10.3	Amended and Restated Security Agreement among Chart Industries, Inc., the Subsidiary Guarantors party hereto and JPMorgan, as Collateral Agent, dated September 15, 2003

10.4	Collateral Agency and Intercreditor Agreement among: Chart Industries, Inc; JPMorgan Chase Bank, as Revolving Credit Agent under the Revolving Credit Agreement; JPMorgan Chase Bank, as Term Loan Agent under the Term Loan Agreement; and JPMorgan Chase Bank, in its capacity as Collateral Agent, dated September 15, 2003

10.5	Investor Rights Agreement by and among the Chart Industries, Inc. and the Stockholder parties thereto, dated September 15, 2003

E-1

99.1	Chart Industries Unaudited Condensed Consolidated Balance Sheet as of July 31, 2003

E-2